Exhibit 99.1

Mr. Cooper Group Reports First Quarter 2023 Results

  Reported total net income of $37 million including other mark-to-market of $63 million, equivalent to ROCE of 3.7%
  Book value per share and tangible book value per share stayed consistent at $58.57 and $56.72
  Servicing UPB grew 7% y/y to $853 billion
  Repurchased 2.1 million shares of common stock for $89 million

DALLAS--(BUSINESS WIRE)--April 26, 2023--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a first quarter net income of $37 million or $0.52 per diluted share. Net income included other mark-to-market of $63 million, which excludes fair value of excess spread accretion of $2 million. Excluding other mark-to-market and other items, the Company reported pretax operating income of $110 million. Other items included $1 million charge due to severance and $10 million loss associated with equity investments, and $1 million in intangible amortization.

Chairman and CEO Jay Bray commented, “Thanks to our balanced business model we produced strong operating results and another quarter of rising returns. Additionally, we ended the quarter with robust capital, record levels of liquidity, strong asset quality, and a significantly enhanced hedge on our MSR portfolio, positioning the company to navigate a volatile environment and deploy capital into accretive growth opportunities.”

Chris Marshall, Vice Chairman and President added, “Servicing continued to produce consistent stable predictable results, while originations outperformed on strong DTC execution. We continue to see exciting opportunities to grow our customer base, while our focus on positive operating leverage will help us generate higher returns.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 4.1 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax income of $94 million, including other mark-to-market of $63 million. The servicing portfolio ended the quarter at $853 billion in UPB. Servicing generated pretax operating income, excluding other mark-to-market, of $157 million. At quarter end, the carrying value of the MSR was $6,566 million equivalent to 159 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q1'23		Q4'22
	$	BPS	$	BPS
Operational revenue	$407	18.9	$394	18.2
Amortization, net of accretion	(115)	(5.4)	(123)	(5.7)
Mark-to-market	(61)	(2.8)	(56)	(2.6)
Total revenues	231	10.7	215	9.9
Total expenses	(153)	(7.1)	(147)	(6.8)
Total other expenses, net	16	0.8	30	1.4
Income before taxes	94	4.4	98	4.5
Other mark-to-market	63	2.9	58	2.7
Accounting items	—	—	3	0.1
Pretax operating income excluding other mark-to-market and accounting items	$157	7.3	$159	7.3

	Quarter Ended
	Q1'23		Q4'22
MSRs UPB($B)		$413		$411
Subservicing and Other UPB ($B)		440		459
Ending UPB ($B)		$853		$870
Average UPB ($B)		$861		$868
60+ day delinquency rate at period end		2.4%		2.6%
Annualized CPR		4.1%		4.9%
Modifications and workouts		16,353		14,966

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income and pretax operating income of $23 million.

The Company funded 10,177 loans in the first quarter, totaling approximately $2.7 billion UPB, which was comprised of $1.4 billion in direct-to-consumer and $1.3 billion in correspondent. Funded volume decreased 14% quarter-over-quarter, while pull through adjusted volume increased 9% quarter-over-quarter to $3.0 billion.

	Quarter Ended
($ in millions)	Q1'23	Q4'22
Income (loss) before taxes	$23	$(14)
Accounting items / other	—	12
Pretax operating income (loss) excluding accounting items and other	$23	$(2)

	Quarter Ended
($ in millions)	Q1'23	Q4'22
Total pull through adjusted volume	$3,045	$2,797
Funded volume	$2,739	$3,169
Refinance recapture percentage	76%	77%
Recapture percentage	24%	24%
Purchase volume as a percentage of funded volume	52%	44%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on April 26, 2023 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

MR. COOPER GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022
Revenues:
Service related, net	$261	$255
Net gain on mortgage loans held for sale	69	48
Total revenues	330	303
Total expenses:	261	292
Other income (expense), net:
Interest income	85	92
Interest expense	(110)	(103)
Other expense, net	(9)	(10)
Total other expense, net	(34)	(21)
Income (loss) before income tax benefit	35	(10)
Income tax benefit	(2)	(11)
Net income	$37	$1

Earnings per share:
Basic	$0.54	$0.01
Diluted	$0.52	$0.01
Weighted average shares of common stock outstanding (in millions):
Basic	69.0	69.9
Diluted	70.5	71.6

MR. COOPER GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions of dollars)

	Unaudited
	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$534	$527
Restricted cash	133	175
Mortgage servicing rights at fair value	6,566	6,654
Advances and other receivables, net	933	1,019
Mortgage loans held for sale at fair value	937	893
Property and equipment, net	64	65
Deferred tax assets, net	707	703
Other assets	2,783	2,740
Total assets	$12,657	$12,776

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,675	$2,673
Advance and warehouse facilities, net	2,934	2,885
Payables and other liabilities	2,550	2,633
MSR related liabilities - nonrecourse at fair value	512	528
Total liabilities	8,671	8,719
Total stockholders' equity	3,986	4,057
Total liabilities and stockholders' equity	$12,657	$12,776

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2023
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$231	$11	$19	$261
Net gain on mortgage loans held for sale	—	69	—	69
Total revenues	231	80	19	330
Total expenses	153	56	52	261
Other (expense) income, net:
Interest income	79	6	—	85
Interest expense	(63)	(7)	(40)	(110)
Other expense, net	—	—	(9)	(9)
Total other (expense) income, net	16	(1)	(49)	(34)
Pretax income (loss)	$94	$23	$(82)	$35
Income tax benefit				(2)
Net income				$37
Earnings per share
Basic				$0.54
Diluted				$0.52

Non-GAAP Reconciliation:
Pretax income (loss)	$94	$23	$(82)	$35
Other mark-to-market	63	—	—	63
Accounting items / other	—	—	11	11
Intangible amortization	—	—	1	1
Pretax operating income (loss)	$157	$23	$(70)	$110
Income tax expense(1)				(27)
Operating income				$83
ROTCE(2)				8.6%
Average tangible book value (TBV)(3)				$3,895
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,929 and ending TBV of $3,860.

UNAUDITED SEGMENT STATEMENT OF
OPERATIONS & EARNINGS RECONCILIATION
(millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2022
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$223	$12	$20	$255
Net gain on mortgage loans held for sale	(8)	56	—	48
Total revenues	215	68	20	303
Total expenses	147	81	64	292
Other (expense) income, net:
Interest income	83	9	—	92
Interest expense	(53)	(10)	(40)	(103)
Other expense, net	—	—	(10)	(10)
Total other income (expense), net	30	(1)	(50)	(21)
Pretax income (loss)	$98	$(14)	$(94)	$(10)
Income tax benefit				(11)
Net income				$1
Earnings per share
Basic				$0.01
Diluted				$0.01

Non-GAAP Reconciliation:
Pretax income (loss)	$98	$(14)	$(94)	$(10)
Other mark-to-market	58	—	—	58
Accounting items / other	3	12	18	33
Intangible amortization	—	—	1	1
Pretax operating income (loss)	$159	$(2)	$(75)	$82
Income tax expense				(20)
Operating income(1)				$62
ROTCE(2)				6.3%
Average tangible book value (TBV)(3)				$3,953
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,976 and ending TBV of $3,929.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q1'23	Q4'22
Stockholders' equity (BV)	$3,986	$4,057
Goodwill	(120)	(120)
Intangible assets	(6)	(8)
Tangible book value (TBV)	$3,860	$3,929
Ending shares of common stock outstanding (in millions)	68.1	69.3

BV/share	$58.57	$58.57
TBV/share	$56.72	$56.72

Net income	$37	$1
ROCE(1)	3.7%	0.1%

Beginning stockholders’ equity	$4,057	$4,105
Ending stockholders’ equity	$3,986	$4,057
Average stockholders’ equity (BV)	$4,022	$4,081
(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com